UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2011, the Company announced the appointment of Frank E. Thomas as Executive Vice President and Chief Financial Officer of the Company. Mr. Thomas will be responsible for the Company’s finance, accounting, treasury and corporate communications functions and will report directly to Brian J.G. Pereira, M.D., the Company’s President and Chief Executive Officer.

Prior to joining the Company, Mr. Thomas, 41, served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., or Molecular Biometrics. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., or Critical Therapeutics, where he was promoted to President and Chief Executive Officer from the position of Senior Vice President and Chief Financial Officer. Mr. Thomas also served on the Board of Directors of Critical Therapeutics. Prior to 2004, Mr. Thomas was the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc. Since 2007, Mr. Thomas has been a member of the Board of Directors of the Massachusetts Biotechnology Council. Mr. Thomas holds a B.B.A. in Business Administration from The University of Michigan, Ann Arbor.

On August 1, 2011, Mr. Thomas entered into a three-year employment agreement with the Company in substantially the same form as the Company’s other executive officers and filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Under the terms of the employment agreement, the Company agreed to pay Mr. Thomas an annual salary of $350,000 per year.  In addition, Mr. Thomas is eligible to earn an annual bonus of up to fifty percent (50%) of his base salary per year upon the achievement of certain performance goals determined by the Company’s Board of Directors or the Board’s Compensation Committee in consultation with Dr. Pereira.

In connection with his employment as Executive Vice President and Chief Financial Officer, the Board of Directors granted Mr. Thomas options to purchase 60,000 shares of common stock under the terms and conditions of the Company’s Second Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, at an exercise price of $14.91, the fair market value of a share of common stock on the date of grant. The options become exercisable in four equal annual installments beginning on the first anniversary of the grant date. The Board also granted Mr. Thomas 20,000 restricted stock units under the terms and conditions of the 2007 Plan, which vest in four equal annual installments beginning on the first anniversary of the grant date.

Under the terms of his employment agreement, Mr. Thomas will receive twelve months of severance pay in the event the Company terminates his employment without “cause” as defined in the agreement or he resigns for “good reason” as defined in the agreement. In the event of the consummation of a “change of control,” as defined in Mr. Thomas’ employment agreement, 50% of Mr. Thomas’ unvested stock options and restricted stock units shall immediately vest. However, in the event that upon a change of control, the Company or the successor to or acquirer of the Company’s business elects not to assume all the then unvested outstanding stock options, restricted stock units and other equity incentives that were granted to Mr. Thomas prior to the change of control, such securities will become vested in full as of the date of the change of control. In the event that Mr. Thomas is terminated for any reason by the Company (or its successor) within one year following such “change in control” the remaining fifty percent (50%) of Mr. Thomas’ unvested stock options or restricted stock units become immediately vested in full.

On August 1, 2011, Mr. Thomas signed an Indemnification Agreement with the Company in substantially the same form as the Company’s other executive officers and filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Effective upon Mr. Thomas’ first day of employment with the Company, Edward English, the Company’s interim Chief Financial Officer, shall no longer be deemed an executive officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

On August 1, 2011, the Company issued a press release regarding the employment of Mr. Thomas. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibit:

99.1                                                Press Release dated August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: August 1, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 1, 2011.